Exhibit 99.1

For more information contact:
Stephen S. Romaine, President & CEO
Francis M. Fetsko, CFO
Tompkins Financial Corporation 607.273.3210

For Immediate Release
Wednesday, October 28, 2009

Tompkins Financial Corporation reports record third quarter earnings

ITHACA, NY – Tompkins Financial Corporation (TMP–NYSE Amex)

Tompkins Financial Corporation reported record net income of $8.5 million for the third quarter of 2009, an increase of 6.6% over the $7.9 million reported for the same period in 2008. Diluted earnings per share were $0.86 for the third quarter of 2009, a 6.2% increase over the $0.81 reported for the third quarter of 2008.

Stephen S. Romaine, President and CEO stated, “We would be proud of these quarterly results in the best of economic times. It is especially rewarding to report on such positive results in today’s difficult economic environment. In addition to our record quarterly earnings, we continue to see solid business growth trends, as evidenced by our total assets exceeding $3 billion for the first time at the end of the third quarter.”

For the nine months ended September 30, 2009, net income was $23.6 million compared to $22.6 million for the same period prior year. Diluted earnings per share totaled $2.41 for the first nine months of 2009, an increase of 3.9% over the $2.32 reported for the same period in 2008. Growth in diluted earnings per share for the first nine months of 2009 would have been 12.6% over the prior year, if certain non-recurring items were excluded from 2009 and 2008 year to date results. These non-recurring items included: $1.4 million of expense ($0.09 per diluted share) related to the FDIC’s special deposit insurance assessment, which negatively impacted 2009 earnings; and $1.6 million ($0.10 per diluted share) of pre-tax revenue related to the VISA IPO in the first quarter of 2008, which had a favorable impact on 2008 year to date earning. Please refer to the attached non-GAAP disclosure table for additional details on these items.

Selected highlights for the third quarter and year-to-date period are included below. For the year-to-date period, growth in average assets and average liabilities and growth in certain revenue and expense categories were impacted by the May 2008 acquisition of Sleepy Hollow.

•

Net interest income for the third quarter of 2009 was $26.8 million, up 11.4% from the same quarter last year, and up 1.0% over the second quarter of 2009. Net interest income for the year-to-date period ended September 30, 2009 was $79.1 million, an increase of 20.6% over the same period prior year.

•	The net interest margin for the third quarter of 2009 was 3.91% compared to 3.92% for the third quarter of 2008, and 3.93% for the second quarter of 2009.

•

Noninterest expense for the third quarter of 2009 was $23.7 million, up 6.9% over the same period prior year. Noninterest expense for the year-to-date period ended September 30, 2009 was $71.7 million, an increase of 11.4% over the same period in 2008. Higher FDIC insurance costs contributed to the higher expense levels in 2009.

•	Total loans were $1.9 billion at September 30, 2009, up 9.5% from September 30, 2008; while total deposits were $2.4 billion at quarter end, up 14.5% from the same period in 2008.

•

Asset quality indicators remain significantly better than Federal Reserve Board peer group[1] averages and showed some stabilizing trends during the quarter. When compared to the most recent previous quarter end, the ratio of nonperforming assets to total assets remained unchanged at 0.87% at September 30, 2009, compared to 0.87% at June 30, 2009. Net charge-offs as a percentage of total loans declined from 0.23% in the second quarter of 2009, to 0.14% in the third quarter of 2009.

•

Capital levels at September 30, 2009, remain comfortably above the regulatory minimums to be considered well capitalized, with a ratio of Tier I capital to average assets of 7.5%; and a ratio of total capital to risk-weighted assets of 11.9%. These ratios are improved from 7.0% and 10.9%, respectively at September 30, 2008. The improved capital ratios continue to be supported by retained earnings which has added $17.7 million in capital over the last 12 months. Growth in regulatory capital was supplemented by, the issuance of $18.6 million of 7% fixed rate Trust preferred securities in the second quarter of 2009.

Growth in average earning assets and deposits has contributed to the increase in net interest income in 2009. Net interest income of $26.8 million in the third quarter of 2009 was up 11.4% over the same period in 2008. This represented our 11th consecutive quarter of increased net interest income. Net interest margin of 3.91% in the third quarter remained relatively flat compared to 3.93% in the second quarter of 2009, and compared to 3.92% in the third quarter of 2008.

The provision for loan and lease losses increased to $2.1 million in the third quarter of 2009, compared to $1.5 million in the third quarter of 2008. For the first nine months of 2009, the provision for loan and lease losses totaled $6.5 million, up from $3.3 million for the same period in 2008. An increase in net charge-offs and nonperforming loans and general economic conditions all contributed to the increased provision expense this year. Mr. Romaine commented, “Although we have seen some deterioration in asset quality, our levels of nonperforming assets and net charge-offs remain significantly below national averages. We are also encouraged that many credit quality indicators have stabilized, when compared to the second quarter of 2009. We remain diligent in our monitoring of the credit portfolio, as we recognize that a continuation or worsening of the current economic situation may result in further stress on the portfolio.”

Annualized net charge-offs for the three months ended September 30, 2009, represented 0.14% of average loans compared to 0.25% for the three months ended September 30, 2008. The Company’s net charge-off ratio compares favorably to the most recent Federal Reserve Board peer group1 ratio of 1.07%. Nonperforming assets represented 0.87% of total assets as of September 30, 2009 (up from 0.56% at December 31, 2008, and 0.48% at September 30, 2008), which compares to a Federal Reserve Board peer group1 ratio of 3.06%. The Company’s allowance for loan and lease losses totaled $22.8 million at September 30, 2009, which represented 1.21% of total loans, an increase of 18 basis points from a ratio of 1.03% at year-end 2008.

Noninterest income for the third quarter of 2009 was $11.6 million, which is in line with the same period in 2008. Year-to-date 2009 noninterest income was $34.1 million, a decrease of 4.5% compared to the same period in 2008. Insurance revenues were up for the quarter and year to date periods, which partially offset declining trends in investment services fees and service charges on deposit accounts, both of which have been impacted by the current weak economic climate. As previously mentioned, year-to-date 2008 noninterest income included nonrecurring income of $1.6 million related to the VISA IPO.

Noninterest expenses for the third quarter 2009 were $23.7 million, up 6.9% from the same period last year. For the year to date period, noninterest expenses were $71.7 million, an increase of 11.4% over the same period in 2008. The increase was largely in the salary and wages and net occupancy expense of premises categories and other noninterest expense. The salary and wages and occupancy expenses were directly impacted by the May 2008 Sleepy Hollow acquisition with the addition of five staffed branches. FDIC insurance expense, included in other noninterest expense, totaled $810,000 in the third quarter of 2009 compared to $347,000 in the third quarter of 2008. For the year to date period, FDIC expense was $3.3 million in 2009, versus $556,000 in 2008. FDIC insurance expense for the first nine months in 2009 includes a special assessment of $1.4 million in the second quarter.

Mr. Romaine concluded, “Our commitment to long term results has allowed us to perform well, even in these difficult economic times. This long term focus was recently recognized by The Staton Institute in its newly released 2010 edition of America’s Finest Companies.®. According to Staton, ‘Tompkins Financial’s record of 36 consecutive years of legitimate earnings growth (EPS) is the second longest among all U.S. public companies’ and only Walmart has a longer history of consecutive years of earnings growth. We are very proud to have received this recognition, and even more proud of the talented and dedicated employees who continue to deliver these outstanding results year after year.”

Tompkins Financial Corporation operates 45 banking offices in the New York State markets served by the Company’s subsidiary banks - Tompkins Trust Company, The Bank of Castile, and Mahopac National Bank. Through its community banking subsidiaries, the Company provides traditional banking services, and offers a full range of money management services through Tompkins Investment Services (a division of Tompkins Trust Company). The Company offers insurance services through its Tompkins Insurance Agencies, Inc. subsidiary, an independent agency serving individuals and business clients throughout New York State. The Company offers fee-based financial planning and wealth management services through its AM&M Financial Services, Inc. subsidiary. AM&M Financial Services, Inc. is also the parent company to Ensemble Financial Services, Inc., an independent broker dealer and leading outsourcing company for financial planners and investment advisors. Each Tompkins subsidiary operates with a community focus, meeting the unique needs of the communities served.

“Safe Harbor” Statement under the Private Securities Litigation Reform of 1995:

This press release may include forward-looking statements with respect to revenue sources, growth, market risk, and corporate objectives. The Company assumes no duty, and specifically disclaims any obligation, to update forward-looking statements, and cautions that these statements are subject to numerous assumptions, risks, and uncertainties, all of which could change over time. Actual results could differ materially from forward-looking statements.

1 Federal Reserve peer ratio as of June 30, 2009, includes banks and bank holding companies with consolidated assets between $1 billion and $3 billion.

Tompkins Financial Corporation – Condensed Consolidated Statements of Condition (Unaudited)

(In thousands, except share data)	As of 9/30/2009	As of 12/31/2008

ASSETS

Cash and noninterest bearing balances due from banks	$84,068	$48,133
Interest bearing balances due from banks	1,681	4,116
Federal funds sold	27,000	0
Money market funds	27,000	0

Cash and Cash Equivalents	139,749	52,249

Trading securities, at fair value	33,363	38,101
Available-for-sale securities, at fair value	852,705	764,193
Held-to-maturity securities, fair value of $44,578 at September 30, 2009, and $55,064 at December 31, 2008	42,806	54,453
Loans and leases, net of unearned income and deferred costs and fees	1,882,321	1,817,531
Less: Allowance for loan and lease losses	22,800	18,672

Net Loans and Leases	1,859,521	1,798,859

Bank premises and equipment, net	45,793	46,613
Corporate owned life insurance	35,635	34,804
Goodwill	41,529	41,479
Other intangible assets, net	5,063	5,299
Accrued interest and other assets	31,875	31,672

Total Assets	$3,088,039	$2,867,722

LIABILITIES
Deposits:
Interest bearing:
Checking, savings and money market	$1,147,381	$980,011
Time	797,214	703,107
Noninterest bearing	452,836	450,889

Total Deposits	2,397,431	2,134,007

Federal funds purchased and securities sold under agreements to repurchase, fair value of $15,926 at September 30, 2009 and $16,170 at December 31, 2008	192,099	196,304
Other borrowings, fair value of $11,662 at September 30, 2009 and $12,179 at December 31, 2008	194,795	274,791
Trust preferred debentures	23,018	3,888
Other liabilities	39,049	39,371

Total Liabilities	2,846,392	2,648,361

EQUITY
Tompkins Financial Corporation shareholders’ equity:
Common Stock – par value $.10 per share: Authorized 25,000,000 shares; Issued: 9,755,480 at September 30, 2009; and 9,727,418 at December 31, 2008	976	973
Additional paid-in capital	154,512	152,842
Retained earnings	87,493	73,779
Accumulated other comprehensive loss	(659)	(7,602)
Treasury stock, at cost – 79,310 shares at September 30, 2009, and 76,881 shares at December 31, 2008	(2,225)	(2,083)

Total Tompkins Financial Corporation Shareholders’ Equity	240,097	217,909
Noncontrolling interest	1,550	1,452

Total Equity	$241,647	$219,361

Total Liabilities and Equity	$3,088,039	$2,867,722

Tompkins Financial Corporation – Condensed Consolidated Statements of Income (Unaudited)

	Three months ended		Nine months ended
(In thousands, except per share data) (Unaudited)	09/30/2009	09/30/2008	09/30/2009	09/30/2008

INTEREST AND DIVIDEND INCOME
Loans	$26,916	$26,624	$80,092	$75,944
Due from banks	3	14	15	124
Federal funds sold	2	40	10	115
Money market funds	7	5	35	237
Trading securities	342	424	1,049	1,517
Available-for-sale securities	8,877	8,638	26,769	24,960
Held-to-maturity securities	411	455	1,397	1,388

Total Interest and Dividend Income	36,558	36,200	109,367	104,285

INTEREST EXPENSE
Time certificates of deposits of $100,000 or more	1,352	2,069	4,157	7,155
Other deposits	4,468	6,111	14,427	19,668
Federal funds purchased and repurchase agreements	1,560	1,738	4,690	5,760
Other borrowings	2,398	2,244	6,954	6,080

Total Interest Expense	9,778	12,162	30,228	38,663

Net Interest Income	26,780	24,038	79,139	65,622

Less: Provision for loan/lease losses	2,127	1,515	6,530	3,323

Net Interest Income After Provision for Loan/Lease Losses	24,653	22,523	72,609	62,299

NONINTEREST INCOME
Investment services income	3,287	3,492	9,826	10,728
Insurance commissions and fees	3,198	3,048	9,438	8,774
Service charges on deposit accounts	2,371	2,671	6,861	7,663
Card services income	960	730	2,684	2,511
Other service charges	605	660	1,398	1,960
Mark-to-market gain (loss) on trading securities	256	204	354	(172)
Mark-to-market gain (loss) on liabilities held at fair value	73	(203)	761	(162)
Increase in cash surrender value of corporate owned life insurance	348	398	774	1,087
Gain on VISA stock redemption	0	0	0	1,639
Gains on sale of loans	188	48	1,155	90
Other income	356	376	836	1,127
Net other than temporary impairment losses (1)	(146)	0	(146)	0
Net gain (loss) on sale of available-for-sale securities	104	18	130	424

Total Noninterest Income	11,600	11,442	34,071	35,669

NONINTEREST EXPENSES
Salary and wages	10,265	10,208	29,862	29,353
Pension and other employee benefits	3,340	2,561	10,086	7,753
Net occupancy expense of premises	1,680	1,718	5,467	5,086
Furniture and fixture expense	1,117	1,075	3,361	3,152
Marketing expense	952	847	2,774	2,768
Professional fees	800	707	2,402	2,145
Software licenses and maintenance	565	581	1,753	1,807
FDIC insurance	810	347	3,328	556
Cardholder expense	382	407	1,122	920
Amortization of intangible assets	218	239	702	600
Other operating expense	3,594	3,500	10,830	10,188

Total Noninterest Expenses	23,723	22,190	71,687	64,328

Income Before Income Tax Expense	12,530	11,775	34,993	33,640

Income Tax Expense	4,037	3,725	11,279	10,816

Net Income attributable to Noncontrolling Interests and Tompkins Financial Corporation	8,493	8,050	23,714	22,824

Less: Net income attributable to noncontrolling interest	33	117	98	264

Net Income Attributable to Tompkins Financial Corporation	$8,460	$7,933	$23,616	$22,560

Basic Earnings Per Share	$0.87	$0.82	$2.43	$2.34

Diluted Earnings Per Share	$0.86	$0.81	$2.41	$2.32

(1) During the three and nine months ended September 30, 2009, $2.0 million of gross other-than-temporary impairment losses on debt securities available for sale were recognized, of which $1.9 million, were recognized in accumulated other comprehensive income, net of tax.

Tompkins Financial Corporation – Average Consolidated Balance Sheet and Net Interest Analysis (Unaudited)

	Quarter Ended Sep-09			Year to Date Period Ended Sept-09			Year to Date Period Ended Sep-08

(Dollar amounts in thousands)	Average Balance (QTD)	Interest	Average Yield/Rate	Average Balance (YTD)	Interest	Average Yield/Rate	Average Balance (YTD)	Interest	Average Yield/Rate

ASSETS
Interest-earning assets
Interest-bearing balances due from banks	$11,181	$3	0.11%	$9,730	$15	0.21%	$6,876	$124	2.41%
Money market funds	24,572	7	0.11%	19,447	35	0.24%	11,073	224	2.70%
Securities (1)
U.S. Government Securities	702,606	7,757	4.38%	700,549	23,605	4.51%	603,517	21,467	4.75%
Trading Securities	34,131	342	3.98%	35,851	1,049	3.91%	45,112	1,517	4.49%
State and municipal (2)	106,664	1,611	5.99%	112,657	5,111	6.07%	108,154	4,886	6.03%
Other Securities (2)	40,880	540	5.24%	41,470	1,413	4.56%	39,226	1,842	6.27%

Total securities	884,281	10,250	4.60%	890,527	31,178	4.68%	796,009	29,712	4.99%
Federal Funds Sold	5,509	2	0.14%	7,642	10	0.17%	7,003	115	2.19%
Loans, net of unearned income (3)
Real Estate	1,291,725	18,865	5.79%	1,273,356	56,447	5.93%	1,051,557	49,110	6.24%
Commercial Loans (2)	474,795	6,423	5.37%	460,777	18,756	5.44%	416,496	22,057	7.07%
Consumer Loans	87,348	1,532	6.96%	87,239	4,525	6.93%	81,661	4,342	7.10%
Direct Lease Financing (2)	12,908	192	5.90%	13,269	602	6.07%	14,471	631	5.82%

Total loans, net of unearned income	1,866,776	27,012	5.74%	1,834,641	80,330	5.85%	1,564,185	76,140	6.50%

Total interest-earning assets	2,792,319	37,274	5.30%	2,761,987	111,568	5.40%	2,385,146	106,315	5.95%

Other assets	207,642			205,370			187,394

Total assets	2,999,961			2,967,357			2,572,540

LIABILITIES & EQUITY
Deposits
Interest-bearing deposits
Interest bearing checking, savings, & money market	1,103,365	2,059	0.74%	1,106,931	6,632	0.80%	889,022	9,993	1.50%
Time Dep > $100,000	317,366	1,352	1.69%	295,103	4,157	1.88%	280,406	7,155	3.41%
Time Dep < $100,000	416,617	2,208	2.10%	419,254	7,150	2.28%	370,460	9,566	3.45%
Brokered Time Dep < $100,000	41,529	201	1.92%	42,493	645	2.03%	3,886	109	3.75%

Total interest-bearing deposits	1,878,877	5,820	1.23%	1,863,781	18,584	1.33%	1,543,774	26,823	2.32%

Federal funds purchased & securities sold under agreements to repurchase	192,116	1,560	3.22%	188,403	4,690	3.33%	204,104	5,760	3.77%
Other borrowings	195,134	2,051	4.17%	207,496	6,229	4.01%	180,691	5,987	4.43%
Trust preferred debentures	23,017	347	5.98%	15,260	725	6.35%	2,103	93	5.91%

Total interest-bearing liabilities	2,289,144	9,778	1.69%	2,274,940	30,228	1.78%	1,930,672	38,663	2.67%

Noninterest bearing deposits	434,357			423,588			396,676
Accrued expenses and other liabilities	42,925			39,920			35,763

Total liabilities	2,766,426			2,738,448			2,363,111

Tompkins Financial Corporation
Shareholders’ equity	232,001			227,408			205,632
Noncontrolling interest	1,534			1,501			3,797

Total equity	233,535			228,909			209,429

Total liabilities and equity	$2,999,961			$2,967,357			$2,572,540

Interest rate spread			3.61%			3.62%			3.28%

Net interest income/margin on earning assets		27,496	3.91%		81,340	3.94%		67,652	3.79%

Tax Equivalent Adjustment		(715)			(2,201)			(2,030)

Net interest income per consolidated financial statements		$26,781			$79,139			65,622

(1)	Average balances and yields on available-for-sale securities are based on historical amortized cost.
(2)

Interest income includes the tax effects of taxable-equivalent adjustments using a combined New York State and Federal effective income tax rate of 40% to increase tax exempt interest income to taxable-equivalent basis.

(3)	Nonaccrual loans are included in the average asset totals presented above. Payments received on nonaccrual loans have been recognized as disclosed in Note 1 of the consolidated financial statements.

Tompkins Financial Corporation – Summary Financial Data (Unaudited)

(In thousands, except share and per share data)	Quarter-Ended					Year-Ended

	Sep-09	Jun-09	Mar-09	Dec-08	Sep-08	Dec-08

Period End Balance Sheet
Securities	928,874	896,758	962,914	856,747	800,398	$856,747
Loans and leases, net of unearned income and deferred costs and fees	1,882,321	1,841,198	1,811,792	1,817,531	1,718,378	1,817,531
Allowance for loan and lease losses	22,800	21,319	19,980	18,672	17,306	18,672
Total assets	3,088,039	2,968,057	2,993,312	2,867,722	2,725,014	2,867,722

Total deposits	2,397,431	2,288,809	2,335,937	2,134,007	2,094,647	2,134,007
Federal funds purchased and securities sold under agreements to repurchase	192,099	189,993	182,744	196,304	190,299	196,304
Other borrowings	194,795	217,771	206,056	274,791	185,067	274,791
Trust Preferred Debentures	23,018	23,017	3,891	3,890	3,890	3,888
Total equity	241,647	227,791	227,385	219,361	212,632	219,361

Average Balance Sheet
Average earning assets	$2,792,319	$2,778,425	$2,714,669	$2,613,324	$2,512,077	$2,442,502
Average assets	2,999,961	2,982,077	2,919,147	2,813,158	2,708,126	2,633,020
Average interest-bearing liabilities	2,289,144	2,295,454	2,235,793	1,691,860	2,034,353	1,976,963
Average equity	233,535	227,791	227,385	219,361	212,632	210,785

Share data
Weighted average shares outstanding (basic)	9,721,544	9,708,835	9,701,539	9,683,177	9,668,256	9,651,341
Weighted average shares outstanding (diluted)	9,784,886	9,785,267	9,779,003	9,780,358	9,752,250	9,744,402
Period-end shares outstanding	9,722,834	9,720,440	9,699,828	9,694,772	9,671,379	9,694,772
Book value per share	$24.69	$23.43	$23.44	$22.63	$21.99	$22.63

Income Statement
Net interest income	$26,780	$26,509	$25,851	$24,803	$24,038	$90,390
Provision for loan/lease losses	2,127	2,367	2,036	2,105	1,515	5,428
Noninterest income	11,600	11,538	10,933	10,331	11,442	46,035
Noninterest expenses	23,723	24,674	23,289	22,728	22,190	87,056
Income tax expense	4,037	3,526	3,716	2,994	3,725	13,810
Net income attributable to Tompkins Financial	8,460	7,447	7,710	7,274	7,933	29,834
Noncontrolling interest	33	33	33	33	117	297
Basic earnings per share	$0.87	$0.77	$0.79	$0.75	$0.82	$3.09
Diluted earnings per share	$0.86	$0.76	$0.79	$0.74	$0.81	$3.06

Asset Quality
Net charge-offs	$646	$1,028	$728	$739	$1,043	$2,848
Nonaccrual loans and leases	25,837	24,661	15,478	15,798	12,463	15,798
Loans and leases 90 days past due and accruing	579	1,073	677	161	0	161
Troubled debt restructurings not included above	0	0	0	69	132	69
Total nonperforming loans and leases	26,416	25,734	16,155	16,028	12,595	16,028
OREO	440	68	103	110	526	110
Nonperforming assets	26,856	25,802	16,258	16,138	13,121	16,138

Tompkins Financial Corporation – Summary Financial Data (Unaudited)

	Quarter-Ended					Year-Ended

	Sep-09	Jun-09	Mar-09	Dec-08	Sep-08	Dec-08

Credit Quality
Net loan and lease losses/ average loans and leases *	0.14%	0.23%	0.16%	0.17%	0.25%	0.18%
Nonperforming loans and leases/loans and leases	1.40%	1.40%	0.89%	0.88%	0.73%	0.88%
Nonperforming assets/assets	0.87%	0.87%	0.54%	0.56%	0.48%	0.56%
Allowance/nonperforming loans and leases	86.31%	82.84%	123.68%	116.50%	137.40%	116.50%
Allowance/loans and leases	1.21%	1.16%	1.10%	1.03%	1.01%	1.03%

Capital Adequacy (period-end)
Tier I capital / average assets	7.5%	7.4%	6.7%	6.7%	7.0%	6.7%
Total capital / risk-weighted assets	11.9%	11.7%	10.8%	10.6%	10.9%	10.6%

Profitability
Return on average assets *	1.12%	1.00%	1.07%	1.03%	1.17%	1.13%
Return on average equity *	14.37%	12.98%	14.12%	13.61%	15.37%	13.89%
Net interest margin (TE) *	3.91%	3.93%	3.97%	3.89%	3.92%	3.81%

* Quarterly ratios have been annualized

	Quarter-ended					Year-Ended

Non-GAAP Disclosure	Sep-09	Jun-09	Mar-09	Dec-08	Sep-08	Dec-08

Reported net income	$8,460	$7,447	$7,710	$7,274	$7,933	$29,834
Adjustments:
Proceeds and accrual adjustment from VISA IPO (after-tax)	0	0	0	0	0	(983)
FDIC special insurance assessment (after-tax)	0	822	0	0	0	0
Subtotal adjustments	0	822	0	0	0	(983)
Adjusted net income	$8,460	$8,269	$7,710	$7,274	$7,933	$28,851
Weighted average shares outstanding (diluted)	9,784,886	9,785,267	9,779,003	9,780,358	9,752,250	9,744,402
Adjusted diluted earnings per share	$.86	$.85	$.79	$.74	$.81	$2.96

	Year-to-date period ended

Non-GAAP Disclosure	Sep-09	Sep-08

Reported net income	$23,616	$22,560
Adjustments:
Proceeds and accrual adjustment from VISA IPO (after-tax)	0	(983)
FDIC special insurance assessment (after-tax)	822	0
Subtotal adjustments	822	(983)
Adjusted net income	$24,438	$21,577
Weighted average shares outstanding (diluted)	9,783,126	9,732,339
Adjusted diluted earnings per share	$2.50	$2.22